                                                                    EXHIBIT 99.1

                        AMERICAN CLAIMS EVALUATION, INC.
                  REPORTS SECOND QUARTER AND SIX MONTH RESULTS

JERICHO, NY, November 10, 2005: American Claims Evaluation, Inc. (NASDAQ:AMCE)
announced revenues of $588,911 and a net loss of $203,013 ($.04 net loss per share) for the six month period ended September 30, 2005 as compared to revenues of $574,117 and a net loss of $271,114 ($.06 net loss per share) for the six months ended September 30, 2004.

                                                                   Three Months Ended                  Six Months Ended
                                                            ---------------------------------  ---------------------------------
                                                               09/30/05         09/30/04          09/30/05         09/30/04
                                                            ---------------------------------  ---------------- ----------------
                                                                       (Unaudited)                         (Unaudited)
Revenues                                                           $301,690         $286,927          $588,911         $574,117

Operating loss                                                    (163,672)        (162,005)         (331,435)        (309,732)

Loss before income tax expense                                     (94,595)        (136,771)         (203,013)        (269,114)

Net loss                                                         $ (94,595)      $ (137,771)       $ (203,013)      $ (271,114)

Net loss per share - basic                                        $  (0.02)        $  (0.03)         $  (0.04)        $  (0.06)
                                                            =================================  ================ ================
Net loss per share - diluted                                      $  (0.02)        $  (0.03)         $  (0.04)        $  (0.06)
                                                            =================================  ================ ================
Weighted average shares - basic                                   4,804,800        4,859,800         4,823,133        4,659,800
Weighted average shares - diluted                                 4,804,800        4,859,800         4,823,133        4,659,800

American Claims Evaluation, Inc., through its wholly owned subsidiary, RPM
Rehabilitation & Associates, Inc., offers a full range of vocational rehabilitation and disability management services.

For further information contact: Gary J. Knauer, Chief Financial Officer,
American Claims Evaluation, Inc., One Jericho Plaza, Jericho, NY 11753;
telephone number (516) 938-8000.

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